                                                                      Exhibit 11

                              PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                       COMPUTATION OF EARNINGS PER SHARE
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1997

                    (Millions, except for per share amounts)

                                         1997           1996           1995           1994          1993
                                       ---------      ---------      ---------      ---------     ---------
Income before cumulative
effect of changes in methods
of accounting....................           $714           $744           $768           $515          $295

Cumulative effect on prior
  years of changes in methods
  of accounting:
    Other postretirement
      benefits...................             --             --             --             --          (357)
    Postemployment benefits......             --             --             --             --            (6)
    Income taxes.................             --             --             --             --            90
                                       ---------      ---------      ---------      ---------     ---------
Net income.......................           $714           $744           $768           $515           $22
                                       =========      =========      =========      =========     =========
Weighted average number of
  shares of common stock
  outstanding....................          179.8          187.8          202.0          211.9          212.6
                                       =========      =========      =========      =========      =========
Weighted average number of
  shares of common stock
  outstanding and potentially
  dilutive common shares.........          181.5          189.5          203.3          213.0          213.6
                                       =========      =========      =========      =========      =========
Earnings per common share:
  Income before cumulative
    effect of changes in
    methods of accounting........          $3.97          $3.96          $3.80          $2.43          $1.39

Cumulative effect on
    prior years of changes in
    methods of accounting:
      Other postretirement
        benefits.................             --             --             --             --          (1.68)
      Postemployment benefits.                --             --             --             --          (0.03)
      Income taxes...............             --             --             --             --           0.42
                                       ---------      ---------      ---------      ---------      ---------
Earnings per common share........          $3.97          $3.96          $3.80          $2.43          $0.10
                                       =========      =========      =========      =========      =========

                                                                      Exhibit 11

                              PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                       COMPUTATION OF EARNINGS PER SHARE
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1997

                    (Millions, except for per share amounts)



                                         1997           1996           1995           1994          1993
                                       ---------      ---------      ---------      ---------     ---------
Earnings per common share -
assuming dilution:

Income before cumulative
  effect of changes in
  methods of accounting..........          $3.94          $3.93          $3.78          $2.42         $1.38

Cumulative effect on prior
    years of changes in
    methods of accounting:
      Other postretirement
        benefits.................             --             --             --             --         (1.67)
      Postemployment benefits....             --             --             --             --         (0.03)
      Income taxes...............             --             --             --             --          0.42
                                       ---------      ---------      ---------      ---------     ---------

Earnings per common share -
 assuming dilution...............          $3.94          $3.93          $3.78          $2.42         $0.10
                                       =========      =========      =========      =========     =========

NOTES:

Potentially dilutive common shares consist of the shares reserved for issuance under PPG's stock option plan and deferred under PPG's deferred compensation, earnings growth, deferred compensation plan for directors and directors common stock plans.